                                                                    Exhibit 99.8

                           CONSENT OF DIRECTOR NOMINEE

         I hereby consent to the use in the "Election of Directors of New Iron Mountain" section of the Prospectus constituting part of the Registration Statement on Form S-4 of Pierce Leahy Corp., as amended, of my name as a nominee to be a director of Pierce Leahy Corp. effective upon the closing of the merger described in such Prospectus.

                                                         /s/ Constantin R. Boden
                                                         -----------------------
                                                         Constantin R. Boden
                                                         November 18, 1999